UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 19, 2008
                -------------------------------------------------
                Date of Report (Date of earliest event reported):


                            NEW FRONTIER ENERGY, INC.
                            -------------------------
               (Exact name of registrant as specified in charter)


       Colorado                         0-50472                  84-1530098
       --------                         -------                  ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                             1789 W. Littleton Blvd.
                               Littleton, CO 80120
            --------------------------------------------------------
                    (Address of principal executive offices)

                                 (303) 730-9994
             ------------------------------------------------------
               Registrant's telephone number, including area code:

                                 Not Applicable.
                                 ---------------
                         (Former name or former address,
                         if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

     Effective December 24, 2008, New Frontier Energy, Inc. (the "Corporation") and Natural Resource Group Gathering, LLC ("NRGG") modified the terms of a promissory note (the "Note") entered into by the Corporation effective December 26, 2007 in connection with the pruchase by the Corporation of NRGG's general partnership interest in Slater Dome Gathering, LLLP. A copy of the Partnership Purchase Agreement with NRGG and the Note were attached as Exhibits 10.1 and 10.2, respectively to a Form 8-K filed by the Corporation with the Commission on January 31, 2007.

     The Note was modified to extend the maturity date of the Note from December 31, 2008 to December 31, 2009. The Corporation made payments on the Note on August 5, 2008, in the amount of $213,877.14 and on December 24, 2008 in the amount of $207,443.71. The Note bears interest at a rate of 2.5% per annum and is due on December 31, 2009. The Corporation may prepay the Note at any time without penalty, and at the option of the Corporation.

     Paul G. Laird, the Corporation's President, Chief Executive Officer and the Chairman of the Board of Directors is a manager of and owns 50% of the membership interests of NRGG.

Item 1.02 Termination of a Material Definitive Agreement and Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Effective December 19, 2008, the Company and Iris Energy Holdings Limited, a Samoa Company ("Iris Energy"), a holder of a majority of the Company's 2.5% Series C Cumulative Convertible Preferred Stock, entered into a Termination Agreement whereby the Agreement to Appoint Directors between the Company and Iris Energy (the "Directors Agreement") was terminated. Pursuant to the terms of the Termination Agreement, Grant Gaeth and Michel Escher, each directors of the Company resigned and the Company's board of directors agreed to appoint Aviel Faliks and Lazar G. Schafran as members of the board of directors. At a meeting of the board of directors held on December 19, 2008, Mr. Schafran was appointed a member of the board of directors and Mr. Faliks declined his appointment to the board of directors.

     Lazar G. Schafran, age 70, has extensive experience in the financial markets and corporate governance and is a member of the Board of Directors of several other publicly-traded companies. Since July 2003, Mr. Schafran has served as a Managing Director of Providence Capital, Inc., a private New York City based activist investment firm. From 1999 through 2002, Mr. Schafran served as Trustee, Chairman/Interim-CEO/President and Co- Liquidating Trustee of the Special Liquidating Trust of Banyan Strategic Realty Trust. He also currently serves in the following roles: Director, Audit Committee Chairman and a member of the Compensation Committee of SulphCo, Inc., RemoteMDx, Inc., Tarragon Corporation, Nat'l Patent Development Corp., ElectroEnergy, Inc. and PubliCARD, Inc.; Director and Audit Committee member of Electro-Energy Inc. Since July 2008, Mr. Schafran has served as a director, audit committee chairman and a member of the compensation committee of two companies based in the United Kingdom, Cardinal Resources, PLC, a London based oil and gas drilling company and DollarDays International, Inc., an online wholesaler and closeout company. Mr. Schafran received a Bachelor of Arts in Finance and a Masters in Business Administration from the University of Wisconsin.

Item 9.01 Financial Statements and Exhibits.

     The following is a complete list of Exhibits filed as part of this report on Form 8-K. Exhibit numbers correspond to the numbers in the exhibit table of
Item 601 of Regulation S-K.

      Exhibit No.        Description
      -----------        -----------
          10.1           Modification of Partnership Interest Purchase Agreement
          10.2           Termination Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  December 29, 2008           NEW FRONTIER ENERGY, INC.

                                   By: /s/ Les Bates
                                       -----------------------------------------
                                       Treasurer, Chief Accounting and
                                       Financial Officer, Secretary and Director